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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amcast Industrial Corporation 401(k) Salary Deferral Plan of our report dated June 6, 2002 with respect to the financial statements and schedules of the Amcast Industrial Corporation 401(k) Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                             /s/ Battelle & Battelle LLP
                                             ------------------------------
                                             Battelle & Battelle LLP

Dayton, Ohio
October 8, 2002